Exhibit 99.1
Rackspace Appoints Chief Operating Officer

Former E-Commerce Executive Brings Operations Excellence to the Home of Fanatical Support™

SAN ANTONIO – Dec. 15, 2009 – Rackspace® (NYSE:RAX), the world’s leader in hosting and cloud computing, announced the company has expanded its leadership team, naming Mark Roenigk as Chief Operating Officer. Roenigk joins Rackspace after recent executive experience with eBay and Intuit. In his new role at Rackspace, Roenigk will be responsible for helping Rackers (Rackspace employees) deepen the culture of service to provide an expanding customer base with Fanatical Support®. He will report to Rackspace President and Chief Executive Officer, Lanham Napier.

“Mark is an important addition to our team and we are thrilled he decided to join us.  We believe that his skills and talent will help us build the best service company in technology,” said Lanham Napier, president and CEO of Rackspace. “We are hiring world-class talent to meet our growing customer needs and seize the opportunity in the market. Mark will help build the computing platform on which all our services will run, including our managed hosting, cloud and applications businesses.  His focus on quality, reliability, scalability and cost will mean that we can provide our industry-leading Fanatical Support to a broader range of the market.”

“I am very excited to be part of a dynamic company that is leading the industry in managed hosting and cloud computing, and is positioned to lead in the next generation of IT services,” said Mark Roenigk, Rackspace’s new Chief Operating Officer. “Every day, dedicated Rackers consistently deliver value for our customers.  We are building a strong operational foundation to enable the company to scale as we expand to serve the growing needs of our customers.”

Roenigk comes from the online retailer eBay, where he was Chief Procurement Officer & vice president of Operational Excellence.  While there, he was responsible for the implementation of a company-wide operational excellence program that substantially improved the customer experience while driving significant process and financial efficiencies.

Previously, Roenigk was senior vice president of Operations for XM Satellite Radio, where he was responsible for all supply chain activities and global procurement in the manufacturing and distribution of XM products. He also served as vice president of supply chain operations at Intuit and General Manager for Microsoft Corporation.  His experience with Microsoft spanned 10 years and included operational roles across multiple business units.

Roenigk is returning to his native Texas with his move to Rackspace’s San Antonio headquarters; he is a 1985 graduate of Texas A&M University with a B.B.A. in Management. He started his career with Texas companies Clarke American (now Harland Clarke) in San Antonio, and Compaq Computer Corporation in Houston.

About Rackspace

Rackspace Hosting is the world’s leader in hosting and cloud computing and is ranked #43 on  FORTUNE Magazine’s 100 Best Companies to work for in the United States.  The company provides its customers Fanatical Support ® in their portfolio of hosted IT services, including Managed Hosting, Cloud Computing and Email and Apps.  For more information, visit www.rackspace.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning anticipated operational and financial benefits from Rackspace strategies related to additions or changes in leadership, the success of leadership transition, company growth or success of new operational initiatives, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the integration and effectiveness of the new leadership into the Rackspace culture, the continuation of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures, technological and competitive factors, regulatory factors, and and other risks that are described in Rackspace Hosting’s Form 10-Q for the quarter ended September 30, 2009, filed with the SEC on November 13, 2009. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Contacts
Fran Stephenson
Corporate Communications
(210) 312-3195
fran.stephenson@rackspace.com

Rachel Ferry
Corporate Communications
(210) 312-3732
rachel.ferry@rackspace.com